AMENDMENT NO. 1


                                     TO THE


                       AGREEMENT FOR PROVISION OF SERVICES



     THIS AMENDMENT NO. 1 TO THE AGREEMENT FOR PROVISION OF SERVICES (the "Amendment") is entered into as of January 1, 2000, by and between MAFCO HOLDINGS INC., a Delaware corporation ("Mafco") and GOLDEN STATE BANCORP INC.
("GSB"), a Delaware corporation, in reference to the following facts and understandings:

     WHEREAS, GSB and its subsidiaries have continuously benefited from certain services provided by Mafco for the benefit of GSB and its subsidiaries pursuant to the Agreement for Provision of Services dated as of January 1, 1999 (the "Agreement").

     WHEREAS, GSB and Mafco desire to extend the term of the Agreement through December 31, 2001.

     NOW THEREFORE, in consideration of the foregoing, and of their mutual covenants herein, and intending to be legally bound thereby, the parties agree as follows:

     1. TERM OF AGREEMENT.  The term of the Agreement shall be extended  through
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and including December 31, 2001.

     2. FULL FORCE AND EFFECT. Except as specifically amended by this Amendment,
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all other terms and  conditions of the Agreement  shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers effective on the date first written above.


MAFCO HOLDINGS INC.,                            GOLDEN STATE BANCORP INC.,
a Delaware corporation                          a Delaware corporation



By:     /s/ Glenn P. Dickes                  By:     /s/Eric K. Kawamura
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            Glenn P. Dickes                             Eric K. Kawamura
            Senior Vice President                       Senior Vice President